UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 9, 2017

Date of report (Date of earliest event reported)

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37799	41-1801204
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Tyler Street NE, Suite 200
Minneapolis, MN	55413
(Address of Principal Executive Offices)	(Zip Code)

(612) 355-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.             Submission of Matters to a Vote of Security Holders

On May 9, 2017, Tactile Systems Technology, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders and the Company’s stockholders voted on the following matters:

Election of Directors

The following nominees were elected to serve as directors for a term that will last until the Company’s 2018 Annual Meeting of Stockholders or until their successor is duly elected and qualified.  The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
William W. Burke	10,584,323	264,229	3,306,644
Jordan S. Davis	9,126,826	1,721,726	3,306,644
Gerald R. Mattys	10,637,859	210,693	3,306,644
Richard J. Nigon	9,184,093	1,664,459	3,306,644
Kevin H. Roche	10,584,223	264,329	3,306,644
Peter H. Soderberg	9,178,176	1,670,376	3,306,644

Ratification of the Selection of Grant Thornton LLP as the Company’s Independent Auditor for 2017

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 by voting as follows:

For	Against	Abstain	Broker Non-Votes
14,146,901	4,428	3,867	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: May 9, 2017	By:	/s/ Lynn L. Blake
Lynn L. Blake
Chief Financial Officer